SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934 (Amendment No. )


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                          M-GAB Development Corporation
                  (Name of Registrant as Specified in Charter)


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                          M-GAB Development Corporation
                               9900 Research Drive
                                Irvine, CA 92618


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 27, 2006


TO OUR SHAREHOLDERS:

         You are cordially invited to attend the Special Meeting of the Shareholders of M-GAB Development Corporation (the "Company") to be held on Thursday, April 27, 2006, at 10:00 AM, Pacific Standard Time, at our corporate headquarters at 9900 Research Drive, Irvine, CA 92618, to discuss the following proposals which have already been approved by a majority of our shareholders, as described in the accompanying Information Statement:

         1. The election of two (2) directors to serve beginning on the closing of the merger with China Agro Sciences Corp., a Florida corporation (the "Merger") and serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified;

         2. The approval of a proposal to authorize our Board of Directors to withdraw our election to be treated as a business development company ("BDC") pursuant to Section 54(c) under the Investment Company Act of 1940; and

         3. The approval of an amendment to our Articles of Incorporation to change our name to China Agro Sciences Corp., to be effective on the closing of the Merger (as defined herein).

         The foregoing items of business are more fully described in the Information Statement accompanying this Notice. The Board of Directors has fixed the close of business on March 15, 2006, as the record date for Shareholders entitled to notice of and to vote at this meeting and any adjournments thereof.


                                              By Order of the Board of Directors


                                              /s/ Carl M. Berg

                                              Carl M. Berg, President

April 3, 2006
Irvine, California

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                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                              INFORMATION STATEMENT

                                  INTRODUCTION

         This information statement is being mailed or otherwise furnished to stockholders of M-GAB Development Corporation, a Florida corporation (the "Company") in connection with the upcoming special meeting of its shareholders. This Information Statement is being first sent to stockholders on or about April 5, 2006.

Proposals

         The following proposals, each of which has been previously approved by a majority of our shareholders, are being discussed at the meeting (the "Proposals"):

         1. The election of two (2) directors to serve beginning on the closing of the merger with China Agro Sciences Corp., a Florida corporation (the "Merger") and serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified;

         2. The approval of a proposal to authorize our Board of Directors to withdraw our election to be treated as a business development company ("BDC") pursuant to Section 54(c) under the Investment Company Act of 1940; and

         3. The approval of an amendment to our Articles of Incorporation to change our name to China Agro Sciences Corp., to be effective on the closing of the Merger (as defined herein).

Vote Required

         The vote which was required to approve the above Proposals is the affirmative vote of the holders of a majority of our voting stock. Each holder of common stock is entitled to one (1) vote for each share held.

         The record date for purposes of determining the number of outstanding shares of our voting stock, and for determining stockholders entitled to vote, was the close of business on March 15, 2006 (the "Record Date"). Our Board of Directors adopted the resolution approving and recommending each of the Proposals on March 15, 2006. As of the Record Date, we had outstanding 6,550,512 shares of common stock, and no shares of preferred stock were issued or outstanding. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the common stock is Island Stock Transfer, 100 First Avenue South, Suite 212, St. Petersburg, Florida 33701, telephone (727) 287-1512.

Vote Obtained - Section 607.0704 Florida Revised Statutes

         Section 607.0704 of the Florida Revised Statutes (the "Florida Law") provides that the written consent of the holders of the outstanding shares of common stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a

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

meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Proposals as early as possible in order to accomplish our purposes as hereafter described, our Board of Directors voted to utilize, and did in fact obtain, the written consent of the holders of a majority in interest of our common stock, approving each of the Proposals. In order to provide a forum for shareholders to ask questions and obtain information about the Proposals, we have elected to also hold a special meeting of our shareholders.

         Pursuant to Section 607.0704 of the Florida Revised Statutes, we are required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement, and the special meeting which was noticed along with this Information Statement, is intended to provide such notice. Under Florida Law, no dissenters' or appraisal rights are afforded to our stockholders as a result of the approval of the Proposals.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

         Directors are normally elected by the shareholders at each annual meeting to hold office until their respective successors are elected and qualified, and need not be shareholders of the Company or residents of the State of Florida. Directors may receive compensation for their services as determined by the Board of Directors. See "Compensation of Directors." The number of Directors as set by our Bylaws shall be no less than one (1) nor more than seven
(7). Presently, the Board consists of three (3) members, namely Carl Berg, Kevin
J. Gadawski, and Mark Stewart. Mr. Berg is an employee-director and Messrs. Gadawski and Stewart are outside (non-employee) directors.

         On March 15, 2006, we entered into an Agreement and Plan of Merger (the "Agreement") with China Agro Sciences Corp., a Florida corporation ("China Agro") whereby, at the closing, China Agro will merge with DaLian Acquisition Corp, a Florida corporation that is our wholly-owned subsidiary. In connection with the transactions contemplated by the Agreement, effective as of the closing thereof, the existing Board of Directors has agreed to resign, and two (2) new directors are to be elected to our Board of Directors.

         Voting for the election of directors is non-cumulative, which means that a simple majority of the shares voting may elect all of the directors. Each share of common stock is entitled to one (1) vote and, therefore, has a number of votes equal to the number of authorized directors.

         Although our management expects that each of the following nominees will be available to serve as a director, in the event that any of them should become unavailable prior to the closing of the transactions contemplated by the Agreement, a replacement will be appointed by a majority of the then-existing Board of Directors. Management has no reason to believe that any of its nominees, if elected, will be unavailable to serve. All nominees are expected to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Nominees For Election As Director

         The following table sets forth certain information with respect to persons nominated by our Board of Directors for election as Directors of the Company and who will be elected following the closing of the transactions contemplated by the Agreement:

Name                    Age         Position(s)
-----------------    ----------     ------------------------------

Zhengquan Wang          63          Director

John C. Leo             41          Director

         Zhengquan Wang was born on July 18, 1942. Mr. Wang is currently a professor emeritus at the Shenyang Agricultural University. From 1993 through 2002, he served as chairman of the board of Dalian Ruize Pesticides, Inc. From 2002 to the present, he has been serving as the president and chairman of Dalian Runze Chemurgy Co., Ltd. His duties include overseeing day to day operations along with being the chief research architect of new products. At Dalian University, he specialized in the research of chemical and dye material production. His research has lead to the development of products and production processes that have been nationally recognized as new technical products. He has also been recognized by the Liaoning province for "Outstanding New Product" awards, the office of Liaoning province of Petrochemicals, and by other scientific and technology profession journals and publications. Mr. Wang currently acts as senior level engineering advisor to the Dalian Municipal People's Congress, the Liaoning Provincial Party Committee, and other provincial government expert advisory boards. He serves also on the board of the China Institute of Pesticides, the China Industrial Chemicals Association, and the China Pesticide Professionals Committee.

         John C. Leo is the founder and president of American Union Securities, Inc. ("AUS"), which is a full service investment banking firm registered with the Securities and Exchange Commission, the National Association of Securities Dealers, and the Securities Investor Protection Corporation. AUS works with both domestic and foreign issuers, with specific expertise in identifying profitable private companies in China that have the potential to be successful public companies in the United States. AUS has a core focus and expertise in reverse merger transactions and private placement financings. Prior to starting AUS, Mr. Leo was the founder and managing member of Venture Capital Partners, LLC ("VCP"), a private merchant banking and consulting firm. VCP provided various advisory services to late-stage private companies and small to mid-sized public companies. These services included advising on the structure of equity and debt financing, establishing strategic relationships, providing introductions to investment banks and research analysts, and assisting in the selection of board members. From 1996 through 2001, Mr. Leo worked as a market maker trading Pink Sheet, over-the-counter Bulletin Board, and NASDAQ-listed securities as well as IPO's. He was a registered principal and OTC trader with AM Capital and M.H. Meyerson. At these firms, Mr. Leo was responsible for executing orders for non-market makers as well as position trading for the firms' proprietary accounts. While at M.H. Meyerson, between 1997 and 2001, Mr. Leo ran a profitable trading desk for 16 consecutive quarters. Mr. Leo traded long and short positions, used technical analysis and hedging techniques, along with short-term charting trends to make investment decisions.

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

         Mr. Leo has an extensive background in securities trading and the financial transaction business. He became a registered representative in 1987 focusing on raising capital for IPO's and reverse merger transactions, as well as private placements and secondary offerings. From 1987 through 1994, Mr. Leo was registered with Wolf Financial Group, a New York-based investment bank and brokerage firm. In addition to Mr. Leo's hands-on experience both structuring and trading primary securities, he has significant experience managing compliance matters. Mr. Leo graduated from Rollins College with a degree in psychology. Mr. Leo maintains the following NASD registrations: Series 7, 63, 55 and 24.

         Mr. Leo serves on the board of the following public companies: Goldtech Mining Corp., Moving Bytes, Inc., and DK Investors, Inc.

Historical Compensation of Directors

         In November 2003, we agreed to issue to each of Mr. Gadawski and Mr. Stewart options to acquire 300,000 shares of our common stock, under the terms of the M-GAB, Inc. 2001 Stock Option Plan, effective June 1, 2001, approved by our shareholders and directors on May 15, 2001, for serving as directors of the Company. The issuance of the options was subject to approval of the SEC pursuant to provisions of the Investment Company Act of 1940 (the "1940 Act"). The options were to be exercisable for a period of ten years from their grant date, at an exercise price equal to the fair market value on the grant date, and would have expired upon their resignation from the Board. These options were never approved by the SEC, and effective as of the closing of the transactions contemplated by the Agreement, Mr. Gadawski and Mr. Stewart have agreed to cancel their rights thereto.

         In addition to the compensation set forth above, we have paid Mr. Gadawski $1,250 per quarter for additional consulting services. Mr. Berg never received any compensation for serving as a director.

         Other than as set forth herein, no compensation has been given to any of the directors, although they may be reimbursed for any pre-approved out-of-pocket expenses.

Board Meetings and Committees

         During the fiscal years ended December 31, 2005 and 2004, the Board of Directors did not meet, but did take action by unanimous written consent on several occasions.

         On May 16, 2003, an Audit Committee of the Board of Directors, established in accordance with section 3(a)(58)(A) of the Exchange Act, was formed. The directors who are members of the Audit Committee are Kevin J. Gadawski and Mark Stewart, with Mr. Gadawski considered an audit committee financial expert and an independent director. Effective as of the closing of the transactions contemplated by the Agreement, Mr. Stewart and Mr. Gadawski will be resigning as Directors of the Company, and there will be no members of the Audit Committee.

                                  PROPOSAL TWO
                    WITHDRAWAL OF OUR ELECTION TO BE TREATED
                   AS A BUSINESS DEVELOPMENT COMPANY PURSUANT
            TO SECTION 54(c) UNDER THE INVESTMENT COMPANY ACT OF 1940

Background

         We are a closed-end investment company, which elected on May 16, 2003 to be regulated as Business Development Company ("BDC") as that term is defined in Section 54 of the Investment Company Act of 1940 (the "1940 Act"). As a BDC, we are subject to the 1940 Act, including certain provisions applicable only to BDC's (the "BDC Provisions"), although we are excepted from certain provisions of the 1940 Act applicable to registered closed-end investment companies. BDC's generally are provided greater flexibility with respect to management compensation, capital structure, transactions among affiliates and other matters than registered closed-end investment companies. Nevertheless, as a BDC, we remain subject to significant regulation of its activities, as described below under "Investment Company Act Provisions Applicable to BDC's."

         Historically, our principal intended business was to make venture capital investments in early-stage and/or developing enterprises that were principally engaged in the development or exploitation of inventions, technological improvements, and new or unique products and services, rather than operate businesses directly. We were unsuccessful in carrying out our business plan, however, and have determined that in the current environment it would be better served to focus our efforts on the operation of businesses rather than act as a passive investor. In consideration of our planned future operations, the Board evaluated and discussed the feasibility of the Company continuing as a BDC. Recently, we were approached by China Agro about a merger transaction, and have entered into the Agreement. The Board believes that given the changing nature of our business and investment focus from investing, reinvesting, owning, holding, or trading in investment securities toward that of an operating company, that the regulatory regime governing BDC's is no longer appropriate and will hinder our future growth. The Board believes that we will not be required to be regulated under the Act under these circumstances.

         On March 15, 2006, the Board unanimously approved the proposal to authorize the Board to withdraw our election to be treated as a BDC as soon as practicable so that we may begin conducting business as an operating company rather than a BDC subject to the 1940 Act. Our shareholders approved the proposal effective as of that same date. Following the special shareholders meeting, the withdrawal will become effective upon receipt by the SEC of our application for withdrawal. We do not anticipate filing the application for withdrawal until we can be reasonably certain that we will not be deemed to be an investment company without the protection of our BDC election. After our application for withdrawal of our BDC election is filed with the SEC, we will no longer be subject to the regulatory provisions of the Act applicable to BDC's generally, including regulations related to insurance, custody of securities, composition of our Board, affiliated transactions and any compensation arrangements.

         We have undertaken several steps to meet the requirements for withdrawal of our election to be treated as a BDC, including: (i) preparing a plan of operations in contemplation of such a change to our status, and (ii) consulting with outside counsel as to the requirements for withdrawing our election as a BDC and exemption or exclusion from being deemed an "investment company" under the 1940 Act. As of the date hereof, we believe that we meet the requirements for filing an application to withdraw our election to be treated as a BDC.

         We expect to remain a fully reporting company with our common stock traded on the Over the Counter Bulletin Board.

         On March 15, 2006, we entered into an Agreement and Plan of Merger (the "Agreement") with China Agro Sciences Corp., a Florida corporation ("China Agro") whereby, at the closing, China Agro will merge with DaLian Acquisition Corp, a Florida corporation that is our wholly-owned subsidiary. In connection with the transactions contemplated by the Agreement, we have agreed to withdraw our election to be regulated as a BDC.

Investment Company Act Provisions Applicable to BDC's

         Although the 1940 Act exempts a BDC from registration under that Act, it contains significant limitations on the operations of BDC's. Among other things, the 1940 Act contains prohibitions and restrictions relating to transactions between a BDC and its affiliates, principal underwriters and affiliates of its affiliates or underwriters, and it requires that a majority of the BDC's directors be persons other than "interested persons," as defined under the 1940 Act. The 1940 Act also prohibits a BDC from changing the nature of its business so as to cease to be, or to withdraw its election as, a BDC unless so authorized by the vote of the holders of a majority of its outstanding voting securities. BDC's are not required to maintain fundamental investment policies relating to diversification and concentration of investments within a single industry.

         Generally, a BDC must be primarily engaged in the business of furnishing capital and providing managerial expertise to companies that do not have ready access to capital through conventional financial channels. Such portfolio companies are termed "eligible portfolio companies." More specifically, in order to qualify as a BDC, a company must (1) be a domestic company; (2) have registered a class of its equity securities or have filed a registration statement with the Securities and Exchange Commission pursuant to
Section 12 of the Securities Exchange Act of 1934; (3) operate for the purpose of investing in the securities of certain types of portfolio companies, namely immature or emerging companies and businesses suffering or just recovering from financial distress; (4) extend significant managerial assistance to such portfolio companies; and (5) have a majority of "disinterested" directors (as defined in the 1940 Act).

         An eligible portfolio company is, generally, a U.S. company that is not an investment company and that (1) does not have a class of securities registered on an exchange or included in the Federal Reserve Board's over-the-counter margin list; or (2) is actively controlled by a BDC and has an affiliate of a BDC on its board of directors; or (3) meets such other criteria as may be established by the Securities and Exchange Commission. Control under the 1940 Act is generally presumed to exist where a BDC owns 25% of the outstanding voting securities of the company.

         The 1940 Act prohibits or restricts companies subject to the 1940 Act from investing in certain types of companies, such as brokerage firms, insurance companies, investment banking firms and investment companies. Moreover, the 1940 Act limits the type of assets that BDC's may acquire to "qualifying assets" and certain assets necessary for its operations (such as office furniture, equipment and facilities) if, at the time of acquisition, less than 70% of the value of the BDC's assets consist of qualifying assets. Qualifying assets include: (1) securities of companies that were eligible portfolio companies at the time the BDC acquired their securities; (2) securities of bankrupt or insolvent companies that were eligible at the time of the BDC's initial acquisition of their securities but are no longer eligible, provided that the BDC has maintained a substantial portion of its initial investment in those companies; (3) securities received in exchange for or distributed in or with respect to any of the foregoing; and (4) cash items, government securities and high-quality short-term debt. The 1940 Act also places restrictions on the nature of the transactions in which, and the persons from whom, securities can be purchased in order for the securities to be considered qualifying assets. These restrictions include limiting purchases to transactions not involving a public offering and acquiring securities from either the portfolio company or its officers, directors, or affiliates.

         A BDC is permitted to invest in the securities of public companies and other investments that are not qualifying assets, but those kinds of investments may not exceed 30% of the BDC's total asset value at the time of the investment.

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

         A BDC must make significant managerial assistance available to the issuers of eligible portfolio securities in which it invests. Making available significant managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers or employees, offers to provide, and, if accepted does provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company. The portfolio company does not have to accept the BDC's offer of managerial assistance, and if they do accept may be required to pay prevailing market rates for the services.

         We do not currently have any investments in eligible portfolio companies.

Reasons for the Potential Withdrawal of the Company as a BDC

         Given our investment focus, asset mix, business and operations as planned, the Board believes that it is prudent for us to withdraw our election as a BDC as soon as practicable to eliminate many of the regulatory, financial reporting and other requirements and restrictions imposed by the 1940 Act as discussed above. For example:

         o Issuance of Securities other than Common Stock. BDC's are limited or restricted as to the type of securities other than common stock which they may issue. The issuance of convertible securities and rights to acquire shares of common stock (e.g., warrants and options) is restricted primarily because of the statutory interest in facilitating computation of our net asset value per share. In addition, issuances of senior debt and senior equity securities require that certain "asset coverage" tests and other criteria be satisfied on a continuing basis. This significantly affects the use of these types of securities because asset coverage continuously changes by variations in market prices of our investment securities. Operating companies, including holding companies operating through subsidiaries, benefit from having maximum flexibility to raise capital through various financing structures and means. As of the time of the closing of the transactions contemplated by the Agreement, we will not have any outstanding securities other than common stock.

         o Related Party Transactions. The 1940 Act significantly restricts among other things (a) transactions involving transfers of property in either direction between us and most of our affiliated persons (or the affiliated persons of such affiliated persons) and (b) transactions between us and such affiliated persons (or the affiliated persons of such affiliated persons) participating jointly on the one hand and third parties on the other. To overcome these investment company restrictions, which are somewhat relaxed as applied to BDC's, requires SEC approval, which is often a time-consuming and expensive procedure, regardless of the intrinsic fairness of such transactions or the approval thereof by our disinterested directors. We believe situations may arise in which a corporation's best interests are served by such transactions. The Board believes that stockholders are adequately protected by the fiduciary obligations imposed on our directors under state corporate law, which generally requires that the disinterested members of the Board determine fairness to us of an interested-party transaction (provided full disclosure of all material facts regarding the transaction and the interested party's relationship with us is made), and SEC disclosure rules, which require us to include specified disclosure regarding transactions with related parties in our SEC filings.

         o Business Focus. The nature of our business is changing from a business that intended to be in the business of investing, reinvesting, owning, holding, or trading in investment securities toward that of an operating company. The Board believes that BDC regulation would be inappropriate for such activities.

         o Issuance of Common Stock. By virtue of our BDC election, we may not issue new shares of common stock at a per share price less than the then net asset value per share of outstanding common stock without prior stockholder approval. Conceivably, the market prices for "BDC" stock could be lower than net asset value, making it much more difficult for the BDC to raise equity capital. While this restriction provides stockholders of an investment company with appropriate and meaningful protection against dilution of their indirect investment interest in portfolio securities, our Board believes that this would essentially be irrelevant to the interests of investors in an operating company, who look to its consolidated earnings stream and cash flow from operations for investment value. We have not issued any common stock at less than its net asset value.

         o Compensation of Executives. The 1940 Act limits the extent to which and the circumstances under which executives of a BDC may be paid compensation other than in the form of salary payable in cash. For example, the issuance of stock is generally prohibited. However, the Board believes that by achieving greater flexibility in the structuring of employee compensation packages, we will be able to attract and retain additional talented and qualified personnel and to more fairly reward and more effectively motivate our personnel in accordance with industry practice. We have not provided any compensation to our executives other than cash.

         o Eligible Investments. As a BDC, we may not acquire any asset other than "Qualifying Assets" unless, at the time the acquisition is made, Qualifying Assets represent at least 70% of the value of the total assets (the "70% test"). Because of the limitations on the type of investments we may make, as well as our total asset composition, we may be foreclosed from participating in prudent investment opportunities and otherwise lack diversification. We do not have any Qualifying Assets.

         Moreover, we must incur significant general and administrative costs in order to comply with the regulations imposed by the 1940 Act. Management devotes considerable time to issues relating to compliance with the 1940 Act and we incur legal and accounting fees with respect to such matters. The costs of this regulation are borne by, and the protections of this regulation are for the benefit of, our stockholders. The Board believes that resources now being expended on the 1940 Act compliance matters could be utilized more productively if devoted to the operation of our business. The Board has determined that the costs of compliance with the 1940 Act are substantial, especially when compared to our relative size and net income, and that it would therefore be in the financial interests of our stockholders for us to cease to be regulated under the Act altogether.

         The Board believes that the above reasons, among others, indicate that the restrictions of the 1940 Act would have the effect of dampening market interest in us and hindering our financial growth in the future. The Board has determined that the most efficacious way to reduce these costs, improve profitability, and eliminate the competitive disadvantages we experience due to compliance with the many requirements and restrictions associated with operating as a BDC under the Act would be to withdraw our election to be treated as a BDC. However, thee are no assurances that withdrawal of our election to be treated as a BDC will have a beneficial effect on us.

Effect of Election to Withdrawal as a BDC on Our Financial Statements

         Upon the withdrawal of our election to be treated as a BDC, the fundamental nature of our business will change from that of investing in a portfolio of securities, with the goal of achieving gains on appreciation and dividend income, to that of being actively engaged in the ownership and management of operating businesses, with the goal of generating income from the operations of those businesses.

         The election to withdraw as a BDC under the Act will result in a change in our method of accounting. Although most of these changes would not have applied until we had Qualifying Assets, the differences in accounting methods are as follows:

         o investments in our subsidiaries and other investments would be reported on the historical cost method. After the withdrawal, we will have our subsidiaries audited and consolidated with us.

         o BDC financial statement presentation and accounting utilizes the value method of accounting used by investment companies, which allows BDC's to recognize income and value their investments at market value as opposed to historical cost. As an operating company, the required financial statement presentation and accounting for securities held will be either fair value or historical cost methods of accounting, depending on the classification of the investment and our intent with respect to the period of time we intend to hold the investment. This change in method of accounting could reduce the market value of investments in privately held companies by eliminating the BDC's ability to report an increase in value of its holdings as they occur. Also, as an operating company, we will have to consolidate our financial statements with subsidiaries, thus eliminating the portfolio company reporting benefits available to BDC's.

         o Pursuant to Accounting Principles Board Opinion 20, Paragraph 34, in reporting the changes in a reporting entity, if the Board concludes that the accounting method changes create unclear past financial performance, previous financial statements will have to be restated for all prior periods presented in order to show financial information for the new reporting entity for all periods.

         o Once the BDC election is withdrawn, we will be eligible to report our financial results under Regulation S-B, applicable to small business issuers. While the nature of financial information will not materially change, we will be reporting balance sheet data for only the current period. All other financial statements will be presented for the current period and the same period of the immediately preceding year. As a BDC, we have been required to report under Regulation S-X, which mandates, among other things, an additional year of disclosure on all financial statements.

         We do not believe that the withdrawal of our election to be treated as a BDC will have any impact on our federal income tax status, since we have never elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code (electing for treatment as a regulated investment company under Subchapter M generally allows a qualified investment company to avoid paying corporate level federal income tax on income it distributes to its stockholders). Instead, we have always been subject to corporate level federal income tax on our income (without regard to any distributions we make to our stockholders) as a "regular" corporation under Subchapter C of the Code. There will be no change in our federal income tax status as a result of our becoming an operating company.

Adverse Effect on Shareholders When Election is Withdrawn.

         When the election to be treated as a BDC is withdrawn, shareholders may be adversely affected. The shareholders rights that will be lost include a requirement that a majority of the Board of Directors be independent of management, we will no longer have restrictions on investments and stock issuance, and officers and directors can receive our stock as consideration for services rendered.

                                 PROPOSAL THREE
              AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION
                        TO CHANGE THE NAME OF THE COMPANY

         On March 15, 2006, we entered into an Agreement and Plan of Merger (the "Agreement") with China Agro Sciences Corp., a Florida corporation ("China Agro") whereby, at the closing, China Agro will merge with DaLian Acquisition Corp, a Florida corporation that is our wholly-owned subsidiary.

         On March 15, 2006, our Board of Directors approved, declared it advisable and in our best interests, the proposed amendment to Article 1 of our Articles of Incorporation to change our name to China Agro Science Corp.

         The Board of Directors believes that it is advisable and in our best interests to change the name in order to more accurately reflect changes in our business focus and changes in management.

                                OTHER INFORMATION

The Merger

         On March 15, 2006, we entered into an Agreement and Plan of Merger (the "Agreement") with China Agro Sciences Corp., a Florida corporation ("China Agro") whereby, at the closing, China Agro will merge with DaLian Acquisition Corp, a Florida corporation that is our wholly-owned subsidiary (the "Merger"). As a result of the merger, China Agro will become our wholly-owned subsidiary, and we will issue 13,349,488 shares of M-GAB common stock to the former owners of China Agro. At the same time, certain of the China Agro shareholders will acquire 5,500,000 of our shares directly from our majority shareholder, director, and sole officer, Carl M. Berg, and his holding company. Following the closing, the China Agro shareholders will own 18,849,488 shares of our common stock, or 94.2% of our then-outstanding 20,000,000 shares. As a condition precedent to the closing, we are required to take certain steps that will require shareholder approval, including terminating our status as a Business Development Company under the Investment Company Act of 1940. We anticipate that a closing will take place in late April 2006.

         Following the closing, our Board of Directors will consist of the two
(2) director nominees set forth in this Information Statement. In addition, Mr. Wang will serve as our Chief Executive Officer and Chief Financial Officer, while Mr. Leo will serve as our corporate Secretary.

         China Agro owns, through Ye Shun International, a Hong Kong registered enterprise, all of DaLian Runze Chemurgy Co., Ltd., to which DaLian Raiser Chemurgy Co., Ltd, a state-appointed manufacturer that specializes in the production of pesticides and herbicides, has licensed certain rights. DaLian Raiser is one of the largest Acetochlor herbicide manufacturers in China, and it is anticipated that China Agro will acquire all the business activities of DaLian Raiser upon completion of the Merger.

         The approval of our shareholders is not required for the Merger.

Directors and Executive Officers

         The following table sets forth the names and ages of our current directors and executive officers, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer. Our executive officers are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. Unless described below, there are no family relationships among any of the directors and officers.

Name                  Age   Position(s)
-------------------   ---   ----------------------------------------------------

Carl M. Berg          37    Chairman  of the  Board, President, Secretary, and
                            Treasurer (2001)

Kevin J. Gadawski     38    Director (2003)

Mark Stewart          39    Director (2003)

         Carl M. Berg has served as our director and officer since our inception. He also currently serves as a company executive with STSN, Inc., a provider of wired and wireless broadband communications for business travelers, where he has served since 2003. Prior to STSN, from 1999 to 2003, he was a company executive with Sandlot Corporation, a startup subscription management software company. Sandlot is involved in managing subscription-based e-commerce. Mr. Berg directed business initiatives as the Business Development Manager, which resulted in growth of the company from 10 to 75 employees worldwide with offices in the U.S. and Windsor, United Kingdom. Prior to Sandlot Corporation, from 1992 to 1999, Mr. Berg served in various management positions in the technology division of Ameritech Corporation. His roles varied from the overall management of library automation implementation projects to directing the implementation division of roughly 75 technical staff. Job titles included Project Coordinator, Project Manager and Director of Implementation.

         Kevin J. Gadawski joined our Board of Directors in May 2003. He also serves as the President of Worldwide Medical in Lake Forest, California, where he previously served as the Chief Operating Officer and Chief Financial Officer for Worldwide Medical Corporation from May of 2002. From May of 2001 to May of 2002, Mr. Gadawski served as the Chief Financial Officer of California Software Corporation in Irvine, California. From June of 2000 through May of 2001, Mr. Gadawski was the Chief Financial Officer for e-net Financial.com in Costa Mesa, California. His primary duties included financial reporting and financial management. For the five years prior to that, Mr. Gadawski served in various capacities including Director of Internal Audit and Divisional Controller with Huffy Corporation in Miamisburg, Ohio. Mr. Gadawski began his career in the audit department of KMPG Peat Marwick, LLP.

         Mark Stewart joined our Board of Directors in November 2003. Mr. Stewart has been a principal with Mark Stewart Securities, Inc., a NASD broker-dealer, since 1996. Mr. Stewart started his career with American Express Financial Advisors (IDS) in 1991, and served as head trader at numerous firms from 1991 to 1996.

Audit Committee

         On May 16, 2003, an Audit Committee of the Board of Directors, established in accordance with section 3(a)(58)(A) of the Exchange Act, was formed. The Audit Committee has not yet had any meetings, and has taken only one action, that being the approval of our independent auditor to prepare our federal and state tax returns. In accordance with a written charter adopted by our Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our financial reporting process, including the system of internal controls. For the financial statements included with our Annual Report on Form 10-KSB for the year ended December 31, 2004, the Audit Committee: (i) reviewed and discussed the audited financial statements with management, (ii) one member of the Audit Committee discussed with the independent auditors the matters required to be discussed by SAS 61, (iii) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, (iv) one member of the Audit Committee discussed with the independent accountant the independent accountant's independence, and (v) made any recommendations to our Board of Directors concerning inclusion of the audited financial statements in our annual report on Form 10-KSB. We anticipate similar activity by the members of the Audit Committee with respect to the financial statements for the year ended December 31, 2005.

         The directors who are members of the Audit Committee are Kevin J. Gadawski and Mark Stewart, with Mr. Gadawski considered an audit committee financial expert and an independent director in accordance with Exchange Act Rule 10A(m)(3).

         Our Audit Committee has a charter, which was approved by the Board of Directors on May 16, 2003.

Compensation Committee

         On May 16, 2003, a Compensation Committee of the Board of Directors was formed. The Compensation Committee consists of Mr. Gadawski and Mr. Stewart, has not had any meetings, and has not taken any actions.

Nominating Committee

         We do not currently have a nominating committee, and do not have a policy with respect to the consideration of candidates recommended by security holders, primarily because we have not historically anticipated any openings on our Board of Directors. As such, we do not have a nominating committee charter, and all of our directors participate in the director nominee process.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and our other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

         To our knowledge, none of the required parties are delinquent in their 16(a) filings.

Code of Ethics

         We have not adopted a written code of ethics, primarily because we believe and understand that our officers and directors adhere to and follow ethical standards without the necessity of a written policy.

Executive Compensation

         None of our employees are subject to a written employment agreement. Our president elected to forego a salary during the early developmental stages, and also provided office space. We estimate the value of these services to be $6,000 for each year for the years ended December 31, 2004 and 2003. As of December 31, 2005 and 2004 we did not have any amounts owed to our president as he elected to forgive any outstanding amounts he was owed and to forego a salary until further notice.

         On May 15, 2001, our directors and shareholders approved the M-GAB, Inc. 2001 Stock Option Plan, effective June 1, 2001. The plan offers selected employees, directors, and consultants an opportunity to acquire our common stock, and serves to encourage such persons to remain employed by us and to attract new employees. The plan allows for the award of stock and options, up to 600,000 shares of our common stock. In November 2003, we agreed to issue options to acquire 600,000 shares under the Plan to our two independent directors; however, these options would not be issued until such time as approved by the Commission in accordance with rules and regulations applicable to BDC's. Our Application For an Order Pursuant to Section 61(a)(3)(B) of The Investment Company Act of 1940 to Permit the Issuance of Stock Options to Non-Interested Directors was never approved, and effective as of the closing of the transactions contemplated by the Agreement, the 2001 Stock Option Plan will be terminated.

         The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal years ended December 31, 2005, 2004 and 2003. Other than as set forth herein, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

                                           Annual Compensation                               Long Term Compensation
                                   ------------------------------------    ---------------------------------------------------------
                                                                                      Awards                          Payouts
                                                                           ------------------------------    -----------------------
                                                                           Restricted      Securities
                                                        Other Annual          Stock        Underlying        LTIP         All Other
Name and                            Salary    Bonus     Compensation         Awards       Options SARs       Payouts    Compensation
Principal Position          Year     ($)       ($)          ($)                ($)            (#)              ($)           ($)
Carl M. Berg                2005     -0-       -0-       $   -0-               -0-            -0-              -0-           -0-
   Chairman, President,     2004     -0-       -0-       $   -0-               -0-            -0-              -0-           -0-
   Secretary, Treasurer
                            2003     -0-       -0-       $ 6,000 (1)           -0-            -0-              -0-           -0-

Kevin J. Gadawski           2005     -0-       -0-       $ 5,000               -0-            -0-              -0-           -0-
   Director                 2004     -0-       -0-       $ 5,000 (2)           -0-            -0-              -0-           -0-
                            2003     -0-       -0-       $ 5,000               -0-            -0-              -0-           -0-

Mark Stewart                2005     -0-       -0-       $   -0-               -0-            -0-              -0-           -0-
   Director                 2004     -0-       -0-       $   -0-               -0-            -0-              -0-           -0-
                            2003     -0-       -0-       $   -0-               -0-            -0-              -0-           -0-

(1) This amount was accrued until March 26, 2004, when Mr. Berg elected to forgive all amounts owed to him, as well as any future salary until further notice.

(2) As of December 31, 2004, Mr. Gadawski received $2,500 of this amount. The other $2,500 has been accrued.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (Individual Grants)

                                                     Percent of Total
                          Number of Securities        Options/SARs
                               Underlying                Granted            Exercise or
                          Options/SARs Granted    to Employees In Fiscal    Base Price
Name                               (#)                     Year               ($/Sh)        Expiration Date
Carl M. Berg                       -0-                     N/A                  N/A               N/A

Kevin J. Gadawski                  -0-                     N/A                  N/A               N/A

Mark Stewart                       -0-                     N/A                  N/A               N/A


              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                     Value of Unexercised
                                                         Number of Unexercised           In-The-Money
                         Shares Acquired                 Securities Underlying            Option/SARs
                                On         Value        Options/SARs at FY-End             at FY-End
                             Exercise      Realized               (#)                         ($)
Name                           (#)            ($)      Exercisable/Unexercisable   Exercisable/Unexercisable
Carl M. Berg                   N/A            N/A                 N/A                         N/A

Kevin J. Gadawski              N/A            N/A                 N/A                         N/A

Mark Stewart                   N/A            N/A                 N/A                         N/A

Compensation of Directors

         In November 2003, we agreed to issue to each of Mr. Gadawski and Mr. Stewart options to acquire 300,000 shares of our common stock, under the terms of the M-GAB, Inc. 2001 Stock Option Plan, effective June 1, 2001, approved by the Company's shareholders and directors on May 15, 2001, for serving as directors of the Company. The issuance of the options was subject to approval of the SEC pursuant to provisions of the Investment Company Act of 1940 (the "1940 Act"). The options were to be exercisable for a period of ten years from their grant date, at an exercise price equal to the fair market value on the grant date, and would have expired upon their resignation from the Board. These options were never approved by the SEC, and effective as of the closing of the transactions contemplated by the Agreement, Mr. Gadawski and Mr. Stewart have agreed to cancel their rights thereto.

         In addition to the compensation set forth above, we have paid Mr. Gadawski $1,250 per quarter for additional consulting services. Mr. Berg never received any compensation for serving as a director.

         Other than as set forth herein, no compensation has been given to any of the directors, although they may be reimbursed for any pre-approved out-of-pocket expenses.

Certain Relationships and Related Transactions

         On April 20, 2001, our founder, Carl M. Berg, purchased 2,550,000 shares of common stock for $255.00. On April 20, 2001, Sadie, LLC, an entity wholly-owned and controlled by Mr. Berg, purchased 3,000,000 shares of common stock for $300.00. Also on April 20, 2001, Brian A. Lebrecht, our legal counsel, purchased 450,000 shares of common stock for $45.00. The total purchase price from these transactions was $600.00.

         We have engaged one of our shareholders, Mr. Lebrecht, as our corporate counsel. For the twelve months ended December 31, 2004, we did not incur any legal fees to Mr. Lebrecht's law firm since he has agreed to forego all fees for legal services related to our Company until further notice. Prior to this agreement, we incurred fees related to legal services and out of pocket costs to Mr. Lebrecht's firm of $37,730 for the twelve months ended December 31, 2003. However, Mr. Lebrecht agreed to forgive amounts due to his law firm in 2004 and 2005.

         Our President, Mr. Berg, has elected to forego a salary during our early development stages. He also provided office space for us. We estimate the value of these services to be $6,000 per year for the twelve months ended December 31, 2004 and 2003. As of December 31, 2005 and 2004, we did not have any amounts owed to Mr. Berg as he has agreed to forgive all amounts we owed to him until further notice. In addition, one of our directors, Mr. Gadawski, provides consulting services to us

         In November 2003, we agreed to issue to each of Mr. Gadawski and Mr. Stewart options to acquire 300,000 shares of our common stock for serving as directors of the Corporation. The issuance of the options is subject to approval of the SEC pursuant to provisions of the Investment Company Act of 1940. The options were to be exercisable for a period of ten years from their grant date, at an exercise price of $0.15 per share, and were to expire upon their resignation from the Board. These options were never approved by the SEC, and effective as of the closing of the transactions contemplated by the Agreement, Mr. Gadawski and Mr. Stewart have agreed to cancel their rights thereto.

         In addition to the compensation set forth above, we have paid Mr. Gadawski $1,250 per quarter for additional consulting services.

Security Ownership of Certain Beneficial Owners and Management (Before Merger)

         The following table sets forth, as of March 15, 2006, certain information with respect to the Company's equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 10% of each class of the Company's outstanding equity securities; and (iii) all Directors and Executive Officers as a group.



                                         Common Stock
                                         ------------

Title of          Name and Address                   Amount and Nature of        Percent
Class             of Beneficial Owner                Beneficial Ownership     of Class (1)
-----             -------------------                --------------------     ------------
Common            Carl Berg (2)                          5,550,000 (3)            84.7%
Stock

Common            Kevin Gadawski (2)                    300,500 (4)(5)          4.4% (5)
Stock

Common Stock      Mark Stewart (2)                        300,000 (5)           4.4% (5)

Common            All Directors and Officers          6,150,500 (3)(4)(5)        86% (5)
Stock             As a Group (3 persons)

         (1) Unless otherwise indicated, based on 6,550,512 shares of common stock issued and outstanding as of March 15, 2006. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person.

         (2) The address of each shareholder is c/o M-GAB Development Corporation, 9900 Research Drive, Irvine, CA 92618.

         (3) Includes 3,000,000 shares held in the name of Sadie, LLC, an entity wholly-owned and controlled by Mr. Berg. Mr. Berg is the Company's sole officer.

         (4)   Includes 500 shares held by Mr. Gadawski's spouse.

         (5) Includes options to acquire 300,000 shares of common stock which were be granted to each of Mr. Gadawski and Mr. Stewart upon approval by the Commission in compliance with the Investment Company Act of 1940. In connection with the transactions contemplated by the Agreement, these options will be cancelled upon the closing thereof.

Security Ownership of Certain Beneficial Owners and Management (After Merger)

         The following table sets forth, as of the closing of the Merger, certain information with respect to the Company's equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 10% of each class of the Company's outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

                                            Common Stock
                                            ------------

Title of          Name and Address                            Amount and Nature of        Percent
Class             of Beneficial Owner                         Beneficial Ownership      of Class (1)
-----             -------------------                         --------------------      ------------
Common            Zhengquan Wang (2)(3)                          16,000,000 (4)          80.0% (4)
Stock

Common            John C. Leo (2)                                  700,000 (5)            3.5% (4)
Stock             c/o American Union Securities, Inc.
                  100 Wall Street, 15th Floor
                  New York, NY  10005

Common            All Directors and Officers                    16,700,000 (4)(5)       83.5% (4)(5)
Stock             As a Group (2 persons)


         (1) Unless otherwise indicated, based on 20,000,000 shares of common stock issued and outstanding following the Merger. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person.

         (2)   Indicates one of our officers or directors.

         (3) Unless indicated otherwise, the address of the shareholder is 101 Xinanyao Street, Jinzhou District, Dalian, Liaoning Province, PRC 116100.

         (4) Includes 3,000,000 shares held by Xiufen Bi, 3,000,000 shares held by Qiming Wang, 2,000,000 shares held by Yinghua Wang, and 2,000,000 shares held by Feng Yang, Mr. Wang's spouse, son, daughter, and son-in-law, respectively.

         (5) Includes 600,000 shares of common stock held of record by American Union Securities, Inc., of which Mr. Leo is the President and controlling shareholder.

         The issuer is not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above. The issuer is not aware of any person who controls the issuer as specified in section 2(a)(1) of the Investment Company Act of 1940. There are no classes of stock other than common stock issued or outstanding. There are currently warrants outstanding to acquire 333,334 shares of our common stock at $0.15 per share, which will be cancelled upon the closing of the transactions contemplated by the Agreement, and other than as set forth herein, there are no options, warrants, or other rights to acquire common stock outstanding. The Company does not have an investment advisor.

         There are no current arrangements which will result in a change in control.

                                  OTHER MATTERS

         We have enclosed a copy of our Annual Report on Form 10-K to Shareholders for the year ended December 31, 2005 with this Information Statement.



                                             By Order of the Board of Directors


                                             /s/ Carl M. Berg

                                             Carl M. Berg, President

Irvine, California
April 3, 2006